Exhibit 99.1
PROXY — GRUBB & ELLIS COMPANY For the Special Meeting in Lieu of Annual Meeting of Stockholders — ___, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I am a stockholder of Grubb & Ellis Company (the “Company”) and I have received the Notice of Special Meeting in Lieu of Annual Meeting of Stockholders dated ___, 2007 and the accompanying joint proxy statement/prospectus. I appoint Mark E. Rose and Robert Z. Slaughter and each or either of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of capital stock which I may be entitled to vote at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held in ___, Chicago, Illinois, on ___, ___, 2007 at ___a.m. or at any and all adjournments thereof, with all powers which I would have if I were personally present at the meeting. I ratify and confirm all that the above Proxy Holders may legally do in relation to this Proxy. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE. (Continued and to be signed on reverse side.) Telephone and Internet Voting Instructions You can vote by telephone OR Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. To vote using the Telephone (within U.S. and Canada) Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the simple instructions provided by the recorded message. To vote using the Internet Go to the following web site: WWW. COMPUTERSHARE.COM/EXPRESSVOTE Enter the information requested on your computer screen and follow the simple instructions. If you vote by telephone or the Internet, please DO NOT mail this proxy card. Proxies submitted by telephone or the Internet must be received by ___a.m., Central Time, on ___, 2007. THANK YOU FOR VOTING

Special Meeting in Lieu of Annual Meeting Proxy Card The Board of Directors recommends a vote FOR all of the proposals. 1.TO APPROVE THE AMENDMENT TO THE GRUBB & ELLIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF GRUBB & ELLIS COMMON STOCK FROM 50 MILLION TO 100 MILLION. FOR AGAINST ABSTAIN 2.TO APPROVE THE AMENDMENT TO THE GRUBB & ELLIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF GRUBB & ELLIS PREFERRED STOCK FROM ONE MILLION TO 10 MILLION. FOR AGAINST ABSTAIN 3.TO APPROVE THE AMENDMENT TO THE GRUBB & ELLIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS COMPRISED OF THREE CLASSES OF DIRECTORS, CLASS A, CLASS B, AND CLASS C. FOR AGAINST ABSTAIN 4.TO APPROVE THE ISSUANCE OF SHARES OF GRUBB & ELLIS COMMON STOCK TO STOCKHOLDERS OF NNN REALTY ADVISORS, INC. ON THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 22, 2007, BY AND AMONG GRUBB & ELLIS, NNN REALTY ADVISORS, INC. AND B/C CORPORATE HOLDINGS, INC., A WHOLLY OWNED SUBSIDIARY OF GRUBB & ELLIS. FOR AGAINST ABSTAIN 5.ELECTION OF DIRECTORS. FOR all nominees below AGAINST all nominees below ABSTAIN NOMINEES:Scott D. Peters, Harold H. Greene, D. Fleet Wallace, Robert J. McLaughlin, Gary H. Hunt, Glenn L. Carpenter, C. Michael Kojaian, Anthony W. Thompson, and Rodger D. Young 6.TO APPROVE AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS IF THERE ARE NOT SUFFICIENT VOTES FOR THE PROPOSALS. FOR AGAINST ABSTAIN

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. ___ Dated: ___, 2007 Signature Signature if held jointly PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.